February __, 2011

Dear Investor:

As we have discussed in recent communications, Behringer Harvard Mid-Term Value Enhancement Fund I LP (the “Partnership”) is entering its final disposition phase.  This is when an investment program sells or otherwise disposes of its assets and winds down to its end.  Only four properties remain in our current portfolio, and as we have stated previously, it is our intention to complete the disposition of these properties as soon as practicable and return distributable net proceeds to you.  As part of that process, our co-general partners are transferring our remaining assets to a liquidating trust, which, as we mentioned in the third quarter 2010 summary report, is a money saving alternative that we believe to be in the best interests of the unit holders.  The expenses associated with operating a public company, like Behringer Harvard Mid-Term Value Enhancement Fund I LP, are very high and therefore detract from distributable proceeds and returns it can make to its unit holders.  This is further exacerbated by the fact that we have sold assets and intend to continue to sell assets, so these operating expenses are even more difficult to support against a smaller asset base.  The reorganization into a liquidating trust will eliminate significant expenses and reporting requirements in support of our unit holders.  Cutting expenses and maximizing investor returns is a primary focus in this disposition phase.  Please be assured that this transfer will not result in any change to your basis or percentage ownership in the Partnership, and further we do not anticipate any differences in taxation and tax reporting under the new structure, as is discussed in greater detail below.

In accordance with a Plan of Liquidation approved by the Partnership’s co-general partners, the Partnership entered into a liquidating trust agreement (the “Trust Agreement”) as of February 16, 2011 (the “Effective Date”) for the purpose of winding up its affairs and liquidating its assets. Concurrently with the execution of the Trust Agreement, the Partnership transferred its remaining assets to the Behringer Harvard Mid-Term Value Enhancement Liquidating Trust (the “Liquidating Trust”).  The Liquidating Trust also assumed the Partnership’s remaining liabilities.  As mentioned above, this action is expected to enable the Partnership to reduce costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust, preserving capital throughout our disposition phase for the benefit of our investors.

Under the terms of the Trust Agreement, each holder of limited partnership units of the Partnership on the Effective Date (each, a “beneficiary”) automatically became the holder of the same number of units of beneficial interest in the Liquidating Trust.  Investors of the Partnership are not required to take any action to receive beneficial interests in the Liquidating Trust.  Just as was the case for Partnership unit holders, the rights of beneficiaries will not be represented by any form of certificate or other instrument.  Rather, the Liquidating Trust’s managing trustee will maintain a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust through our existing transfer agent, DST Systems, Inc., who will remain the transfer agent for the Liquidating Trust.  Except for certain transfers by will, intestate succession or operation of law, or from a qualified account to a non-qualified account if necessary to allow holders of beneficial interests to comply with certain IRA required minimum distribution requirements under the Internal Revenue Code, if applicable, beneficial interests in the Liquidating Trust are not transferable, and beneficiaries do not have authority or power to sell or in any other manner dispose of their beneficial interests.

The managing trustee of the Liquidating Trust is Behringer Harvard Advisors I LP, previously one of the Partnership’s co-general partners.  Successor trustees may be appointed to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.  As we have previously communicated to you and is common in real estate related direct investments, when a fund enters its final disposition phase and sells assets, thereby reducing the asset base available to generate distributable cash, it is normal for monthly distributions to cease, and for further distributions to come in the form of special distributions as assets are sold.  As a result, the terms of the Trust Agreement do not contemplate that the Liquidating Trust will make monthly distributions; rather, it is expected that from time to time the Liquidating Trust will make special cash distributions to beneficiaries, including in connection with the disposition of its remaining assets, to the extent that such cash will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust.  We cannot provide any assurance as to the amount or timing of any distributions by the Liquidating Trust, but because, as you will recall, the portfolio assets were purchased with all cash and there is no property-level debt associated with any of the properties, we do expect a substantial portion of the sales proceeds, less customary selling expenses, to be available for distribution. In March, beneficiaries will receive a final regular monthly distribution on their prior limited partnership units, accrued from February 1 through the Effective Date.

With respect to the four remaining assets, here is a short update on each one:

•
Parkway Vista:  The property is currently 75% leased.  We have one new lease prospect and an existing tenant that has expressed an interest in possibly expanding.  Our goal is to get the building 85%+ leased and then market it for sale later this year.

•
1401 N. Plano Road (ASC):  The tenant’s construction under its recent 11 year renewal has recently commenced.  Later this year after the construction is completed and a majority of the free rent has burned off, we intend to market the building for sale.  With a long-term lease in place to a strong credit tenant, this will be an attractive investment for quality buyers.

•
2800 Mockingbird:  The building is currently 100% vacant after the single tenant occupying all the space relocated last summer.  We continue to market the property for sale and/or lease.  A potential purchaser that made an offer last year has re-surfaced and has indicated a continuing interested in acquiring the property.

•
Tucson Way:  The building remains 100% leased to Raytheon Polar Services.  We continue monitoring the tenant’s operations in hopes that the National Science Foundation will extend its contract beyond April 2012.  We should learn of the result this summer.  Once we have clear direction from Raytheon, our intent is to either renew the lease or implement a marketing program to prospective new tenants or user-buyers.

As part of our efforts to maximize distributable cash returns to our investors, investor communications will generally now come only in connection with the aforementioned special distributions as our assets are sold.  Filings by the Liquidating Trust with the Securities and Exchange Commission (the “SEC”) will be available without charge at www.sec.gov and at www.behringerharvard.com.  You can also receive any communications electronically if you enroll at our website at www.behringerharvard.com.  Simply choose the “Go Paperless” button at the top of the website and follow the directions to enroll in our paperless communications program.

Like the Partnership, the Liquidating Trust is intending to be classified as a partnership for federal income tax purposes, and therefore income, gains, losses, deductions and credits (if any) realized by the Liquidating Trust will be allocated among the beneficiaries for federal tax purposes in the same manner as previously allocated by the Partnership.  Further, with the transfer of all of the Partnership’s remaining assets to the Liquidating Trust and the assumption by the Liquidating Trust of all of the Partnership’s remaining liabilities, it is contemplated that there will be no change to the adjusted basis of any beneficiary’s interest in the Liquidating Trust and the beneficiaries will each have an adjusted basis with respect to such beneficiary’s beneficial interest in the Liquidating Trust equal to the adjusted basis of such beneficiary’s limited partnership interest in the Partnership immediately prior to the Effective Date.  On a yearly basis, the managing trustee will cause the Liquidating Trust to continue to issue a schedule K-1 to each beneficiary.  There can be no assurance that the Liquidating Trust will be treated as a partnership for federal income tax purposes.  We will advise you if we learn that the tax treatment of the Liquidating Trust is other than as described herein.

The state and local tax consequences of the transfer of assets to the Liquidating Trust may be different from the federal income tax consequences of such transfer.  In addition, any items of income, gain, loss, deduction or credit of the Liquidating Trust, and any distribution made by the Liquidating Trust, may be treated differently for state and local tax purposes than for federal income tax purposes.

The tax summary in this letter is for general informational purposes only and does not address all possible tax considerations that may be material to a beneficiary of the Liquidating Trust and does not constitute legal or tax advice. Moreover, it does not deal with all tax aspects that might be relevant to a holder of beneficiary interests of the Liquidating Trust, in light of such holder’s personal circumstances, nor does it deal with particular types of investors that are subject to special treatment under the federal income tax laws.  To ensure compliance with requirements imposed by the Internal Revenue Service, any tax information contained in this press release is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

Beneficiaries of the Liquidating Trust are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and any distributions by, the Liquidating Trust.

For additional information regarding the Partnership’s Plan of Liquidation and the Liquidating Trust, please see the current report on Form 8-K that the Liquidating Trust has filed with the SEC on February 16, 2011.  The SEC maintains a website at www.sec.gov, which contains copies of this report and it can also be viewed at www.behringerharvard.com.  Also, see the attached “Questions and Answers about the Partnership’s Liquidation.”  If you have any questions or require additional information, an investment services representative is available to assist you at (866) 665-3650 or email at investment-services@behringerharvard.com.

We appreciate your continued support in our efforts as we strive to continue to perform in the current challenging market.

Very truly yours,

Robert S. Aisner
President and CEO
Behringer Harvard Advisors I LP, Co-General Partner

Robert Behringer
Co-General Partner

Questions and Answers about the Partnership’s Liquidation

The following are answers to some of the questions you may have as a beneficiary of the Liquidating Trust in connection with the liquidation and dissolution of the Partnership and the related transfer of its assets and liabilities to the Liquidating Trust.

Q:	What is the purpose of the Liquidating Trust?

A:
The purpose of the Liquidating Trust is to wind up the Partnership’s affairs and liquidate the Partnership’s assets in a cost effective manner, including, but not limited to, the sale of its remaining real estate assets, to make appropriate provision for the Partnership’s remaining obligations and to make special distributions to the investors of available liquidation proceeds.

Q:	Why is the Partnership transferring assets to a Liquidating Trust to complete its liquidation?

A:
The Partnership expects that the transfer of assets to the trust will enable the Partnership to reduce costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust, preserving capital throughout our disposition phase for the benefit of our investors.

Q:	When does the Liquidating Trust expect to complete the liquidation process?

A:
The trust agreement for the Liquidating Trust provides for a three year period to liquidate the remaining four assets.  The managing trustee is working diligently to liquidate these assets in a manner that makes sense for the beneficiaries, and expects that these assets will be completed significantly before the end of this three year period.

Q:	What will I receive in connection with the establishment of the Liquidating Trust?

A:
Under the terms of the Trust Agreement, if you were a unit holder of record of the Partnership on the Effective Date, you automatically became the holder of the same number of units of beneficial interest in the Liquidating Trust.  You are not required to take any action to receive beneficial interests in the Liquidating Trust. On the date that the Partnership’s assets and liabilities were transferred to the Liquidating Trust, the economic value of each unit of beneficial interest was equivalent to the economic value of one limited partnership unit in the Partnership. The most recent estimated value per limited partnership unit was as of December 31, 2010 and should not be relied upon after such date, as we continue to sell our remaining assets. Because we are actively in the process of completing the disposition of our remaining properties as soon as practicable, the Liquidating Trust will not continue the Partnership’s practice of making annual estimated valuations of its units.

Q:	When will I receive distributions from the Liquidating Trust?

A:
It is expected that from time to time the Liquidating Trust will make special cash distributions to beneficiaries, including in connection with the disposition of its remaining assets, after providing for appropriate reserves for liabilities (including contingent liabilities) assumed by the Liquidating Trust. Because we cannot be certain about the precise net realizable value of our assets and the ultimate amount of our liabilities, we are not able to predict accurately the aggregate cash amounts which will ultimately be distributed to you or the timing of any such distributions. The amount and timing of remaining distributions will be determined by the managing trustee of the Liquidating Trust based on funds available, net proceeds realized from the remaining assets, the timing of asset sales, whether the Liquidating Trust’s total assets exceed total liabilities at such time, whether the Liquidating Trust has provided for the level of reserves deemed necessary or appropriate and other considerations.  Also, in March you will receive a final regular monthly distribution on your prior limited partnership units, accrued from February 1 through the Effective Date.

Q:	When a distribution is made, where will it be sent?

A:	Any special distributions will be sent to the instructions we have on file. If you wish to change these distribution instructions, please call an investment services representative at (866) 655-3650.

Q:	What continuing information will I receive from the Liquidating Trust?

A:
Certain public reporting obligations that are applicable to the Partnership may not be applicable to the Liquidating Trust.  Pursuant to the Trust Agreement, the managing trustee will cause the Liquidating Trust to file with the SEC annual reports on Form 10-K showing the assets and liabilities of the Liquidating Trust at the end of each calendar year and describing the changes in the assets and liabilities of the Liquidating Trust and the actions taken by the managing trustee during the period.  The financial statements contained in such report will be prepared on a liquidation basis in accordance with generally accepted accounting principles; however, it is not contemplated that the financial statements will be audited by a registered public accounting firm.  The managing trustee will also cause the Liquidating Trust to file current reports on Form 8-K to disclose material events relating to the Liquidating Trust or its assets.  It is contemplated that no quarterly reports would be filed under cover of Form 10-Q for the Liquidating Trust, and in order to further maximize distributable cash returns to our investors, the Liquidating Trust will not mail quarterly or annual reports to investors.  Copies of the Liquidating Trust’s annual reports on Form 10-K and current reports on Form 8-K may be viewed on the SEC website at www.sec.gov or on the Behringer Harvard website at www.behringerharvard.com.  If you have signed up for free online access, any investor communications including statements and the current status of your investment will be available through your account on our protected website.

Q:	What are the federal income tax consequences to me from the establishment of the Liquidating Trust?

A:
Like the Partnership, the Liquidating Trust intends to be classified as a partnership for federal income tax purposes, and therefore, income, gains, losses, deductions and credits (if any) realized by the Liquidating Trust will be allocated among the beneficiaries for federal tax purposes in the same manner as previously allocated by the Partnership.  Further, it is contemplated that you will each have an adjusted basis with respect to your beneficial interest in the Liquidating Trust equal to the adjusted basis of your limited partnership interest in the Partnership immediately prior to the Effective Date.  On a yearly basis, the managing trustee will cause the Liquidating Trust to furnish to you a schedule K-1 of your pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on your tax returns. You are urged to consult with your tax adviser as to the tax consequences to you of the establishment and operation of, and any distributions by, the Liquidating Trust.  As has been the case with your investment in the Partnership, we do not anticipate that the Liquidating Trust will produce unrelated business taxable income (UBTI).  We will advise you if we learn that the tax treatment of the Liquidating Trust is other than as described herein.

Q:	Will I be able to transfer, sell or otherwise dispose of my interest in the Liquidating Trust?

A:
In order to qualify for certain cost-saving advantages described above, the Liquidating Trust’s beneficial interests must be non-transferable.  Thus, as a beneficiary of the Liquidating Trust, you generally will not be able to transfer your beneficial interests in the Liquidating Trust and you will not have authority or power to sell, assign, transfer, encumber or in any other manner dispose of such beneficial interests.  However, beneficial interests will be assignable or transferable by will, intestate succession or operation of law or from a qualified account to a non-qualified account if necessary to allow you to comply with IRA required minimum distribution requirements under the Internal Revenue Code, if applicable.

Q:	Who will maintain records of how many units of beneficial interest I own and my address?

A:
The managing trustee of the Liquidating Trust will maintain a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust through DST Systems, Inc., who will remain the transfer agent for the Liquidating Trust.

Q:	Who can help answer my additional questions?

A:
For additional information regarding the Partnership’s Plan of Liquidation, please see the current report on Form 8-K that the Liquidating Trust has filed with the SEC on February 16, 2011, which can be viewed on the SEC’s website at www.sec.gov. Additionally, you may access SEC filings and receive email alerts through the Behringer Harvard website, www.behringerharvard.com.  If you have any questions or require additional information, an investment services representative is available to assist you at (866) 665-3600 or email investment-services@behringerharvard.com.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  The Liquidating Trust cautions investors not to place undue reliance on forward-looking statements, which reflect the Liquidating Trust’s management’s view only as of the date of this letter.  The Liquidating Trust undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this letter include changes in general economic conditions, changes in real estate conditions, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC and the risks identified in Part II, Item 1A of its subsequent quarterly reports on Form 10-Q as filed with the SEC.  The Partnership’s filings are, and the Liquidating Trust’s filings will be, available free of charge at the SEC’s website at www.sec.gov or at the website maintained for the Liquidating Trust at www.behringerharvard.com.